UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

CDKNET.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

948 US Highway 22
North Plainfield, NJ 07060
(Address of Principal Executive Offices)

(908) 769-3232
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On December 19, 2005, CDKnet.com, Inc. (the “Company”) borrowed $267,900.00 from an accredited investor with which it is discussing a financing transaction. The loan was made on an unsecured basis and is due on demand with interest at a rate to be determined. The proceeds of the loan were used to make the payments described in Item 2.04 of this report.

Through December 19, 2005, the Company borrowed $253,074.97 from three directors and one shareholder. These advances are currently due on demand with interest at the annual rate of 6%.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On December 20, 2005, the Company paid $261,398.13 in full satisfaction of 10% Convertible Extendable Notes initially due June 8, 2005 (the “Notes”), of which $254,333.32 was principal and $7,064.81 was interest. The Company previously reported that it did not make principal and interest payments totaling $707,591.62 due on December 8, 2005 to holders of the Notes and the grace period for such payment expired December 19, 2005. Holders of remaining $446,900 principal of the Notes agreed to extend the Maturity Date of the Notes to January 15, 2006 and waived all prior defaults.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDKNET.COM, INC.

Date: December 22, 2005	By:	/s/ Oleg Logvinov
Oleg Logvinov, CEO

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